Exhibit 10.3

LOCK-UP AGREEMENT

October 10, 2012

Ladies and Gentlemen:

The undersigned Shareholders (“Shareholder”) irrevocably agree (the “Agreement”) with VIASPACE that, from the date hereof (the “Effective Date”) until March 31, 2013 (such period, the “Restriction Period”), provided that Shareholders Carl Kukkonen and Stephen Muzi are still employed by VIASPACE and VIASPACE is current on its payroll obligations, the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, VIASPACE shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Agreement.

The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Recap Agreement.

This agreement may not be amended or otherwise modified in any respect without the written consent of each of VIASPACE and each of the Signatories. This agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the courts of the State of California located in Los Angeles County, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to VIASPACE at the address in effect for notices to it under the Recap Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Agreement does not intend to create any relationship between the undersigned and each Shareholder and that each Shareholder is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Agreement.

This Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

By its signature below, the Transfer Agent hereby acknowledges and agrees that, reflecting this Agreement, it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the undersigned until the end of the Restriction Period. This Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Shareholders.

*** SIGNATURE PAGE FOLLOWS***

Signatory	Number of Issued Shares of VIASPACE Common
Stock as of Effective Date
_/s/ Carl Kukkonen— Carl Kukkonen CEO	74,978,089
_/s/ Stephen Muzi— Stephen Muzi CFO	31,689,901
/s/ Angelina Galiteva— Angelina Galiteva Director	903,764

By signing below, VIASPACE agrees to enforce the restrictions on transfer set forth in this Agreement.

By:       /s/ Kevin Schewe—
Name: Kevin Schewe
Title: Director

Acknowledged and agreed to
as of the date set forth above:

[TRANSFER AGENT NAME]

By:
Name:
Title: